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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 12, 2001


                Date of Report (date of earliest event reported)

                                 INTRAWARE, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


           DELAWARE                   000-25249                  68-0389976
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(State or other jurisdiction   (Commission File Number)     (I. R. S. Employer
      of incorporation)                                     Identification No. )


                                  25 ORINDA WAY
                            ORINDA, CALIFORNIA 94563
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (925) 253-4500



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5.  OTHER EVENTS

       On January 12, 2001, Intraware, Inc., a Delaware corporation, issued a press release announcing that it redeemed all of its outstanding Series A, B and C Preferred Stock issued on June 29, 2000 pursuant to three separate agreements. As of January 10, 2001, there was $9.16 million principal amount of the Series A, B and C Preferred Stock outstanding. The Series A, B and C Preferred Stock carried a 9% dividend and had a term of two years from the date of issuance. In exchange for the surrender of all shares of Series A, B and C Preferred Stock, the company paid to the holders an aggregate of $7.5 million in cash, issued 750,000 shares of Intraware common stock and adjusted the exercise price of the warrants issued in connection with Series A, B and C Preferred Stock to $2.03125 per share, the closing bid price for the Intraware common stock reported on Nasdaq on January 11, 2001. Intraware has agreed to file a registration statement with the SEC by January 17, 2001 to register the resale of the shares of Intraware common stock issued as part of the redemption and the shares of Intraware common stock issued upon exercise of the warrants.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Financial Statements.

               Not applicable.

         (b)   Pro Forma Financial Information.

               Not applicable.

         (c)   Exhibits.

               99.1  Form of Redemption and Amendment Agreement.

               99.2  Form of Registration Rights Agreement.

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       Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 16, 2001                 INTRAWARE, INC.


                                        /S/ JOHN J. MOSS
                                        -----------------------------
                                        John J. Moss
                                        General Counsel and Secretary

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                                  EXHIBIT INDEX

EXHIBIT NUMBER     EXHIBIT TITLE
99. 1              Form of Redemption and Amendment Agreement.

99.2               Form of Registration Rights Agreement.

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